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Exhibit 1.1

        2,500,000 Shares

IMC GLOBAL INC.

7.50% Mandatory Convertible Preferred Shares

Underwriting Agreement

June 24, 2003

J.P. Morgan Securities Inc.
        As Representative of the several
        Underwriters listed in Schedule 1 hereto
c/o J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172

Ladies and Gentlemen:

        IMC Global Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the "Underwriters"), for whom you are acting as representative (the "Representative"), 2,500,000 shares (the "Firm Shares") of its 7.50% Mandatory Convertible Preferred Shares (MEDSSM) (hereinafter referred to as "MEDS"), no par value, mandatorily convertible into the common stock, par value $1.00 per share (the "Common Stock"), of the Company. In addition, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, the Company proposes to issue and sell to the Underwriters, at the option of the Underwriters, up to an additional 250,000 shares (the "Option Shares") of its MEDS. The Firm Shares and the Option Shares are herein referred to as the "Shares."

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement on Form S-3 (No. 333-70797), including a prospectus, relating to the Shares. The registration statement has become effective. The registration statement, including all documents incorporated therein by reference, is referred to in this Agreement as the "Registration Statement," and the "Base Prospectus" means the prospectus included in the Registration Statement. The Company has filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Shares pursuant to Rule 424 under the Securities Act. The term "Prospectus" means the Prospectus Supplement together with the Base Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any supplemental prospectus (including the Prospectus Supplement) or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such supplemental prospectus or the Prospectus, as the case may be, and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, any supplemental prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") that are deemed to be incorporated by reference therein.

        The Company hereby agrees with the Underwriters as follows:

        1.     The Company agrees to issue and sell the Firm Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the number of Firm Shares set forth opposite such Underwriter's name in Schedule 1 hereto at a purchase price per share of $48.50 (the "Purchase Price"). The Company shall not be obligated to deliver any of the Shares to be delivered hereunder except upon payment for all the Shares to be purchased as provided herein.

        In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as hereinafter provided, and the Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised for the sole purpose of covering over-allotments (if any) in the sale of Firm Shares by the several Underwriters.

        If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 9 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject to such adjustments to eliminate any fractional Shares as the Representative in its sole discretion shall make.

        The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representative to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

        2.     The Company understands that the Underwriters intend (i) to make a public offering of the Shares as soon after the parties hereto have executed and delivered this Agreement as in the judgment of the Representative is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Shares purchased by it or through any Underwriter.

        3.     Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Representative by the Company, in the case of the Firm Shares, on June 30, 2003, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Company may agree upon in writing, or to the account specified to the Representative by the Company, in the case of the Option Shares, on the date and time specified by the Representative in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Firm Shares is referred to herein as the "Closing Date," and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the "Additional Closing Date."

        Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representative shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company.

        The Shares so to be delivered will be deposited with, or in accordance with the instructions of, The Depository Trust Company (the "Depositary") and registered in the name of the Depositary's nominee.

  4.
  The Company represents and warrants to each Underwriter that:

          (a)   the Registration Statement has become effective under the Securities Act; the Company meets the requirements for use of Form S-3 under the Securities Act; no order preventing or suspending the use of any prospectus relating to the Shares has been issued by the Commission, and no prospectus or prospectus supplement has been used prior to the date hereof to sell securities covered by the Registration Statement;

          (b)   no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission, and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing representations and warranties shall not apply to any statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein;

          (c)   the documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (d)   the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of its operations and changes in cash flows and stockholders' equity for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein;

          (e)   since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Change"), otherwise than as set forth or contemplated in the Prospectus; except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries, taken as a whole; except as set forth or contemplated in the Prospectus, neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

          (f)    the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified and in good standing would, individually or in the aggregate, not reasonably be expected to have a material adverse effect on the current or future financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); each subsidiary of the Company has been duly incorporated or formed and is validly existing as a corporation, limited liability company or partnership in good standing under the laws of its jurisdiction of incorporation or formation with power and authority to own its properties and conduct its business as described in the Prospectus, except where failure to have such power and authority would not be reasonably expected to have a Material Adverse Effect;

          (g)   the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects, with such exceptions as are described in the Prospectus or such as do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

          (h)   this Agreement has been duly authorized, executed and delivered by the Company;

          (i)    the Company has the authorized capitalization set forth in the Prospectus; all of the issued shares of capital stock of the Company have been duly authorized and validly issued and (other than restricted stock awarded under the Company's Amended and Restated 1988 Stock Option and Award Plan) are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options; all of the issued shares of capital stock or membership or partnership interests, as applicable, of each subsidiary of the Company have been duly and validly authorized and issued and (except for directors' qualifying shares, the preferred stock of The Vigoro Corporation or as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, and, in the case of issued shares of capital stock, are fully paid and non-assessable;

          (j)    the Shares have been duly authorized, and, when issued, in accordance with the terms of the Certificate of Designation (as defined below) and this Agreement, and delivered to and paid for by the Underwriters, in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of the Shares is not subject to any preemptive or similar rights; the Common Stock issuable upon conversion of the Shares (the "Conversion Shares") in accordance with the provisions of the Certificate of Designation, have been duly authorized and validly reserved for issuance upon such conversion when certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and delivered to the persons entitled thereto in exchange for Offered Securities surrendered for conversion; the Conversion Shares and the Common Stock issuable as payment of dividends on the Shares (the "Dividend Shares") when certificates representing such shares of Common Stock shall have been duly executed, countersigned and registered and delivered to the persons entitled thereto, in each case, when issued in accordance with the provisions of the Certificate of Designation, will be duly and validly issued, fully paid and non-assessable and sufficient in number to meet then applicable conversion requirements or the then applicable dividend requirements, as the case may be, and the issuance of such Common Stock upon such conversion or in connection with such dividend payment, as the case may be, is not and will not be at such time subject to any preemptive or similar rights;

          (k)   the issuance and sale of the Shares, the use of proceeds therefrom as described in the Prospectus, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated (including without limitation the execution, delivery, filing and performance of the certificate of designation relating to the Shares (the "Certificate of Designation"), the issuance of the Conversion Shares and the issuance of Dividend Shares) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property of the Company or any of its subsidiaries is subject, except where such conflict, breach, violation or default, as applicable, would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect, or (ii) result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or any of it subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issuance and sale of the Shares, the use of proceeds therefrom as described in the Prospectus, the compliance by the Company with all of the provisions hereof or the consummation by the Company of the transactions contemplated by this Agreement (including without limitation the execution, delivery, filing and performance of the Certificate of Designation, the issuance of Conversion Shares and the issuance of Dividend Shares), except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained or made under the Securities Act and as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

          (l)    the Certificate of Designation, and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware on behalf of the Company, have each been duly authorized by the Company and, when the Certificate of Designation is executed and delivered in accordance with its terms by each of the parties thereto, and filed with the Secretary of State of the State of Delaware, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing (collectively, the "Enforceability Exceptions").

          (m)  neither the Company nor any of its subsidiaries is (i) in violation of or in default under its certificate of incorporation or by-laws or (ii) except as disclosed in the Prospectus or except as would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect, in default (or with notice or the passage of time or both would be in default) in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or subject;

          (n)   other than as set forth in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or bound or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; to the best of the Company's knowledge, no such investigations, actions, suits or proceedings are threatened or contemplated by governmental authorities or threatened by others; there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required, and all descriptions of statutes, regulations, contracts or other documents contained or incorporated by reference therein are accurate and fair in all material respects;

          (o)   no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other hand, which is required by the Securities Act to be described in the Registration Statement or Prospectus which is not so described;

          (p)   except as set forth in the Prospectus, no person has the right to require the Company to register shares of Common Stock or any securities for offering and sale under the Securities Act pursuant to the Registration Statement;

          (q)   the Company is not, and after giving effect to (a)(i) the issuance and sale of the Shares, (ii) the issuance of the Conversion Shares and (iii) the issuance of the Dividend Shares and (b) the use of proceeds therefrom, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (r)   Ernst & Young LLP, who have certified certain consolidated financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act;

          (s)   the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock or of the MEDS;

          (t)    the Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act; the Common Stock is registered pursuant to Section 12(g) of the Exchange Act and the outstanding Common Stock is listed on The New York Stock Exchange, Inc. (the "Exchange"); the Company has applied to have the Conversion Shares and the Dividend Shares approved for listing on the Exchange, subject only to official notice of issuance; the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange or resulting in a denial of approval of such application, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing or denying approval of such application;

          (u)   the statements in the Prospectus under the caption (i) "Description of Series Preferred and Common Stock" and "Description of the MEDS" (other than statements under "Book Entry and Settlement—Book-entry only Issuances" and "Book Entry and Settlement—Book-entry System—The Depository Trust System") in so far as they describe the terms of the securities referred to therein are accurate and fairly present the information required to be shown therein in all material respects and "Certain U.S. Federal Income Tax Considerations," insofar as such statements purport to summarize certain federal income tax laws of the United States, constitute a fair summary of the material United States federal income tax consequences of an investment in the Shares by persons described under such heading;

          (v)   each of the Company and its subsidiaries possesses and is in compliance with such permits, licenses, franchises, approvals and authorizations of governmental or regulatory authorities (the "Permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to possess and comply with such Permits would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect; to the best of the Company's knowledge, no event has occurred that allows, or after notice or lapse of time would allow, any governmental or regulatory authorities to revoke or terminate any such Permits, except where such revocation or termination would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect;

          (w)  other than as set forth in the Prospectus, or except as would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect, (A) none of the Company or any of its subsidiaries is in violation of or has liability (accrued, contingent, absolute, determinable or otherwise) (collectively, "Liability") pursuant to any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof (including, without limitation, any judicial or administrative order, consent decree or judgment) relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), wildlife, natural resources, mining or post-mining land reclamation, or occupational safety or health, including, without limitation, those relating to the release or threatened release of chemicals, pollutants, contaminants, solid or hazardous wastes, toxic substances, hazardous substances, hazardous materials, petroleum or petroleum products or wastes (including, without limitation, crude oil or any fraction thereof) (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to Environmental Laws against the Company or any of its subsidiaries, or against any person or entity whose Liability under Environmental Laws the Company or any of its subsidiaries has or may have retained or assumed by agreement or by operation of law and (C) there are no events or circumstances that might reasonably be expected to form the basis of an order or other notification relating to compliance, clean-up, investigation, remediation, natural resource damages or reclamation, or an action, suit or proceeding by any private party or entity or governmental authority against or affecting, or otherwise expected to result in Liability to, the Company or any of its subsidiaries relating to Hazardous Materials or Environmental Laws;

          (x)   there are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or its subsidiaries which would reasonably be expected to have a Material Adverse Effect;

          (y)   the Company has not distributed, and will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement and the Prospectus;

          (z)   except in each case as would not reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith; no tax deficiency has been determined adversely to the Company and there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any of its subsidiaries;

         (aa)  neither the issuance, sale and delivery of the Shares, the issuance of the Conversion Shares, the issuance of the Dividend Shares nor the application of the proceeds thereof by the Company as described in the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors;

         (bb)  when issued in accordance with the Certificate of Designations, all Conversion Shares and all Dividend Shares will be freely tradable securities without restriction under the Securities Act, assuming such shares are not held by affiliates of the Company within the meaning of the Securities Act;

         (cc)  the Company and each of its subsidiaries, taken as a whole, are in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof;

         (dd)  The Company maintains systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability with regard to its assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and

         (ee)  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's Chief Executive Officer and its Chief Financial Officer by others within those entities; the Company's auditors and the Audit Committee of the Board of Directors have been advised of: (1) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; and (2) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls; any material weaknesses in internal controls have been identified for the Company's auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and weaknesses.

  5.
  The Company covenants and agrees with each Underwriter as follows:

          (a)   to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request;

          (b)   to deliver, at the expense of the Company, to the Representative six copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and, during the period referred to in paragraph (e) below, to the Representative as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as the Representative may reasonably request;

          (c)   before filing any amendment or supplement to the Registration Statement or the Prospectus during the period referred to in paragraph (e) below, whether before or after the time the Registration Statement becomes effective, to furnish to the Representative a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representative reasonably objects;

          (d)   during the period referred to in paragraph (e) below, to advise the Representative promptly, and to confirm such advice in writing (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representative with copies thereof, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any supplemental prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (v) of the occurrence of any event, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vi) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares or the Common Stock for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any supplemental prospectus or the Prospectus, or of any order suspending any such qualification of the Shares or the Common Stock, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof; provided that clause (ii) shall not apply to an amendment or supplement that relates solely to an offering of securities other than the Shares or the Common Stock;

          (e)   if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the offering of the Shares contemplated by this Agreement is required by law to be delivered in connection with sales by any Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, subject to paragraph (c) above, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by any Underwriter and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

          (f)    to endeavor to qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriter shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or other entity in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation in any such jurisdiction;

          (g)   to make generally available to its security holders and to the Underwriters an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, in compliance with the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

          (h)   during the period referred to in paragraph (e) above, to the extent not otherwise available on EDGAR (as defined in Regulation S-T) to furnish to the Representative copies of all reports or other communications (financial or other) furnished to holders of the Shares or to holders of Common Stock, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

          (i)    for a period of 90 days after the date of the Prospectus, not to, directly or indirectly, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of MEDS or Common Stock or any securities of the Company which are substantially similar to the MEDS or the Common Stock, including but not limited to any securities convertible into or exercisable or exchangeable for, or that represent the right to receive, MEDS or Common Stock or any such substantially similar securities or (ii) enter into any swap, option, future, forward or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of MEDS or Common Stock or any securities of the Company which are substantially similar to the MEDS or the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of MEDS or Common Stock or such other securities, in cash or otherwise without the prior written consent of the Representative, in each case other than (x) the Shares, (y) Conversion Shares and (z) any options to be granted or shares of Common Stock issued upon exercise of options granted or to be granted under the Company's employee or director compensation or benefit plans existing on the date of the Prospectus;

          (j)    to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

          (k)   to reserve and keep available at all times, free of preemptive rights, the full number of shares of Common Stock issuable upon conversion of the Shares, and at any time that the number of authorized but unissued shares of Common Stock (or Common Stock held in treasury and available for such purpose) shall be less than the aggregate number of shares of Common Stock into which MEDS then outstanding shall be convertible, to take such action as is necessary to increase the number of shares which the Company is authorized to issue so that the Company will have a sufficient number of shares of Common Stock available for conversion of MEDS then outstanding;

          (l)    to list, subject to official notice of issuance, the Dividend Shares and the Conversion Shares on the Exchange; and

          (m)  whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, registration, transfer, execution, issuance and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any supplemental prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representative may designate (including fees of counsel for the Underwriters and its disbursements (up to a maximum of $5,000)), (iv) in connection with the listing of the Dividend Shares and the Conversion Shares on the Exchange, (v) related to any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc., if required, (vi) in connection with the printing and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company and its personnel in connection with a "road show" presentation to potential investors, (viii) the cost of preparing certificates and (ix) the cost and charges of any transfer agent and any registrar. It is understood that the Underwriters will bear their own costs and expenses including the fees of their counsel except as otherwise provided herein.

        6.     The obligations of each Underwriter hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a)   no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5 hereof; all requests for additional information shall have been complied with to the satisfaction of the Representative;

          (b)   the representations and warranties of the Company contained herein shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on the Closing Date or the Additional Closing Date, as the case may be, and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

          (c)   subsequent to the execution and delivery of this Agreement and prior to the Closing Date or the Additional Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement, in the rating accorded any debt of or guaranteed by the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act (it being understood by the parties hereto that a restatement of a notice, which is in substance identical to a notice given by the same party prior to the execution and delivery of this Agreement shall not, for purposes hereof, be deemed to be a notice given in accordance with this clause (c));

          (d)   since the respective dates as of which information is given in the Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any Material Adverse Change, or any development involving a prospective Material Adverse Change, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; neither the Company nor any of its subsidiaries has sustained since the date of the latest financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date on the terms and in the manner contemplated in the Prospectus;

          (e)   the Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, satisfactory to the Representative, to the effect set forth in subsections (a) through (d) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section 6 and to the further effect that there has not occurred any Material Adverse Change, or any development involving a prospective Material Adverse Change, from that set forth or contemplated in the Registration Statement;

          (f)    Sidley Austin Brown & Wood, counsel for the Company, shall have furnished to the Representative their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in substantially the form of Exhibit A hereto and otherwise satisfactory to counsel to the Underwriters (which opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein);

          (g)   Mary Ann Hynes, General Counsel of the Company, shall have furnished to the Representative her written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in substantially the form of Exhibit B hereto and otherwise satisfactory to counsel to the Underwriters (which opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein);

          (h)   on the date hereof and the effective date of the most recently filed post-effective amendment filed on or subsequent to the date hereof to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, Ernst & Young LLP shall have furnished to the Representative letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus;

          (i)    the Representative shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Cahill Gordon & Reindel llp, counsel to the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (j)    the Dividend Shares and the Common Stock issuable upon conversion of the Shares, shall have been approved for listing on the Exchange, subject to official notice of issuance;

          (k)   on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request; and

          (l)    the Certificate of Designation shall have been duly filed with the Secretary of State of the State of Delaware and shall have become effective under the General Corporation Law of the State of Delaware.

        7.     The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of each Underwriter that assists such Underwriter in the distribution of the Shares and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted), joint or several, caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any supplemental prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

        Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information furnished to the Company in writing by each Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any supplemental prospectus; it being understood and agreed that the only such information consists of (i) the last paragraph on the cover page of the Prospectus Supplement regarding delivery of the shares and (ii) the third paragraph, the first sentence of the ninth paragraph, the eleventh paragraph, twelfth paragraph and thirteenth paragraph under the heading "Underwriting" in the Prospectus Supplement.

        If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 7, such person (the "Indemnified Person") shall promptly notify the person or persons against whom such indemnity may be sought (each, an "Indemnifying Person") in writing, but the omission so to notify the Indemnifying Person will not relieve it from any liability it may have to any Indemnified Person otherwise than under this Section 7. Such Indemnifying Person shall be entitled to participate in, and to the extent it shall elect, to assume the defense with counsel reasonably satisfactory to the Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person, and the Indemnifying Person shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person and not the Indemnifying Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has not within a reasonable time assumed such defense, or has assumed but failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to one firm of local counsel in such jurisdiction) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm (and local counsel) for any Underwriter, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Shares and such control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities Inc., and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of such Indemnified Person from all liability arising out of such action or claim, (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Person and (iii) is in form and substance satisfactory to J.P. Morgan Securities Inc. in its sole discretion. If settled with such consent and if there will be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any losses, claims, damages or liabilities (in respect of which indemnification or contribution may be sought hereunder) by reason of such settlement, compromise or judgment.

        If the indemnification provided for in the first three paragraphs or the last paragraph of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

        The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

        The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.

        8.     Notwithstanding anything herein contained, this Agreement (or the obligations of the Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representative, by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, to the Company prior to the

Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange or the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and which, in the judgment of the Representative, makes it impracticable or inadvisable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

        9.     (a) If, on either the Closing Date or the Additional Closing Date, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone such Closing Date or Additional Closing Date, as the case may be, for up to five full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

        (a)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Shares that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Shares, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Shares that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

        (b)   If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Shares that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Shares, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 6 hereof shall not terminate and shall remain in effect.

        (c)   Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

        10.   This Agreement shall become effective upon execution and delivery hereof by the parties hereto. If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriter's obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement or the offering contemplated hereunder.

        11.   This Agreement shall inure to the benefit of and be binding upon the Company, the directors and officers of the Company, the Underwriters, the directors and officers of the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

        12.   All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to J.P. Morgan Securities Inc., at 277 Park Avenue, New York, New York 10172 (telefax: 212-622-0220), Attention: Syndicate Department, copy to Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005 (telefax: 212-269-5420), Attention: Gerald S. Tanenbaum, Esq. Notices to the Company shall be given to it at its office, 100 South Saunders Road, Suite 300, Lake Forest, Illinois 60045 (telefax: 847-739-1605), Attention: General Counsel, copy to Sidley Austin Brown & Wood, 10 S. Dearborn Street, Chicago, Illinois 60603 (telefax: 312-853-7036), Attention: Larry A. Barden, Esq.

        13.   This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

        14.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

        If the foregoing is in accordance with your understanding, please sign and return six counterparts hereof.

Very truly yours,
IMC GLOBAL INC.
By:	/s/ E. Paul Dunn, Jr
	Name:	E. Paul Dunn, Jr.
	Title:	Vice President, Finance and Treasurer

The foregoing Underwriting Agreement
is hereby confirmed and accepted as of the
date first written above by:

J.P. MORGAN SECURITIES INC.
for itself and on behalf of the several
Underwriters listed in Schedule 1 hereto

By:	/s/ Bill Contente Name: Bill Contente Title: Managing Director

Schedule 1

Underwriter	Number of MEDS to be Purchased
J.P. Morgan Securities Inc.	1,625,000
Goldman, Sachs & Co.	875,000
Total	2,500,000

Exhibit A

Form of Opinion of Sidley Austin Brown & Wood

[TO BE PROVIDED UNDER SEPARATE COVER]

A-1

Exhibit B

Form of Opinion of General Counsel

[TO BE PROVIDED UNDER SEPARATE COVER]

C-1

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Underwriting Agreement